Exhibit 10.4

Execution Version

RECEIVABLES PURCHASE AGREEMENT

between

GMF WHOLESALE RECEIVABLES LLC,

Purchaser

and

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL,

Seller

Dated as of March 27, 2013

Section 7.08	Assignment	21
Section 7.09	Further Assurances	21
Section 7.10	No Waiver; Cumulative Remedies	22
Section 7.11	Counterparts	22
Section 7.12	Third-Party Beneficiaries	22
Section 7.13	Merger and Integration	22
Section 7.14	Headings	22

EXHIBIT A – Form of Assignment of Receivables in Additional Accounts

EXHIBIT B – Form of Reassignment of Receivables in Removed Accounts

SCHEDULE I – Account Schedule

ii

RECEIVABLES PURCHASE AGREEMENT

RECEIVABLES PURCHASE AGREEMENT, dated as of March 27, 2013 (as modified, supplemented, amended or restated from time to time, this “Agreement”), by and between AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL (“GMF”), a Delaware corporation, as Seller (the “Seller”), and GMF WHOLESALE RECEIVABLES LLC (“GMWR”), a Delaware limited liability company, as Purchaser (the “Purchaser”).

RECITALS

A. The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Receivables arising from time to time in connection with the Accounts designated hereunder.

B. Pursuant to the Transfer and Servicing Agreement, the Purchaser has agreed to transfer to the Issuer all such Receivables purchased by the Purchaser hereunder.

C. Pursuant to the Indenture and the Indenture Supplements, the Issuer will issue from time to time Notes secured by such Receivables.

In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Annex of Definitions attached as Annex A to the Indenture, dated as of March 27, 2013, between GMF Floorplan Owner Revolving Trust, as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee. Whenever used in this Agreement, such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Section 1.02 Other Definitional Provisions.

(a) All terms defined in this Agreement or in the Annex of Definitions shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement, the Annex of Definitions or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement, Annex of Definitions or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement, Annex of Definitions or in any such instrument, certificate or other document shall control.

(c) Unless otherwise specified, references to any dollar amount on any particular date mean such amount at the close of business on such day.

(d) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument governed hereby or certificate or other document made or delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

(f) As used herein, uncapitalized terms shall have the meanings, if any, ascribed thereto in the UCC in effect in the applicable jurisdiction(s).

ARTICLE II

SALE OF RECEIVABLES

Section 2.01 Sale of Receivables.

(a) By execution of this Agreement, the Seller does hereby:

(i) on the first Series Issuance Date, sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Purchaser (A) all of its right, title and interest in, to and under each Receivable existing in or arising in connection with each Initial Account (from and including the Cutoff Date to and including the first Series Issuance Date) and all Related Security, including the Seller’s interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral with respect to such Receivable owned by the Seller at the close of business on the Cutoff Date, (B) all of its rights under the related Sales and Service Agreement, (C) all of its rights under intercreditor agreements with third-party creditors of Dealers with respect to the each such Initial Account, (D) all of its rights under the related Floorplan Financing Agreement, (E) all proceeds of the foregoing owned by the Seller at the close of business on the Cutoff Date and (F) all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including “proceeds,” as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto;

(ii) on the Addition Date for each Additional Account, sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Purchaser (A) all of its right, title and interest in, to and under each Receivable existing in or arising in connection with each such Additional Account (from and including the related Additional Cutoff Date to and including the related Addition Date) and all Related Security, including the Seller’s interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral with respect to such Receivable owned by the Seller at the close of business on the related Additional Cutoff Date and not previously sold to the Purchaser pursuant hereto, (B) all of its rights under the related Sales and Service Agreement, (C) all of its rights under intercreditor agreements with third-party creditors of Dealers with respect to each such Additional Account, (D) all of its rights under the related Floorplan Financing Agreement, (E) all proceeds of the foregoing owned by the Seller at the close of business on such Additional Cutoff Date and (F) all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including “proceeds,” as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto; and

(iii) subject to Section 5.01, on each Business Day occurring before the earlier of (x) the occurrence of an Early Amortization Event specified in clause (1) of Section 5.01 of the Indenture and (y) the Trust Termination Date, on which day a new Receivable is created in connection with an Account other than a Redesignated Account after the related Redesignation Date (each such Business Day being a “Transfer Date”) sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided herein), to the Purchaser (A) all of its right, title and interest in, to and under such Receivable and all Related Security, including the Seller’s interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral with respect to such Receivable owned by the Seller at the close of business on the applicable Transfer Date, (B) all of its rights under the related Sales and Service Agreement, (C) all of its rights under intercreditor agreements with third-party creditors of Dealers with respect to the related Account, (D) all of its rights under the related Floorplan Financing Agreement, (E) all proceeds of the foregoing owned by the Seller at the close of business on the Transfer Date and (F) all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including “proceeds,” as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto.

(b) The foregoing sales, transfers, assignments, set-overs and conveyances, and any subsequent sales, transfers, assignments, set-overs and conveyances of additional assets, do not constitute, and are not intended to result in, the creation, or an assumption by the Purchaser, of any obligation of the Servicer, the Seller, GM or any other Person in connection with the Accounts, the related Receivables or any agreement or instrument relating thereto, including any obligation to any Dealers or GM. Such sales, transfers, assignments, set-overs and conveyances are not sales, transfers, assignments, set-overs and conveyances of the Accounts; they are sales, transfers, assignments, set-overs and conveyances of the Receivables arising in connection therewith and the Related Security.

(c) In connection with such sales, the Seller will record and file, to the extent it has not done so, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) naming the Seller as “seller” and the Purchaser as “buyer” thereon with respect to the Receivables subject to this Agreement for the sale of “instruments”, “chattel paper”, “general intangibles”, “payment intangibles” or “accounts” (as defined in the UCC as in effect in the applicable jurisdiction) meeting the requirements of Applicable Law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Related Security to the Purchaser, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Purchaser within 10 days after the first Series Issuance Date, in the case of the Initial Accounts, and (if any additional filing is necessary) the applicable Addition Date, in the case of Additional Accounts. The Purchaser is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under Applicable Law in connection with such sales.

(d) The Seller and the Purchaser intend that all transfers of Receivables under this Agreement constitute sales of the Receivables and not transfers for security for a loan. However, if the transfers of the Receivables hereunder were to be characterized as transfers for security and not as sales, then (i) the Seller will be deemed to have granted, and hereby grants, to the Purchaser a security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under each Receivable, the Related Security, all other personal property described from time to time in Section 2.01(a) and all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including “proceeds,” as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto, (ii) this Agreement constitutes a security agreement and (iii) the Seller and the Purchaser each represents and warrants as to itself only that each remittance of any collections with respect to the Receivables or any other proceeds to the Purchaser, or its assignee, thereof under this Agreement, will have been (A) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (B) made in the ordinary course of business or financial affairs of the Seller and the Purchaser.

(e) At its own expense, on or before the first Series Issuance Date, in the case of the Initial Accounts, and on or before the applicable Addition Date, in the case of Additional Accounts, the Seller has (in the case of the Initial Accounts) or will (to the extent it has not done so):

(i) indicate in its books and records (and with respect to (C) below, in its computer files) that the Receivables arising in connection with the Accounts and the Related Security: (A) have been sold or assigned, as the case may be, to the Purchaser pursuant to this Agreement, then (B) transferred by the Purchaser to the Issuer pursuant to the Transfer and Servicing Agreement and then (C) pledged by the Issuer to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture; and

(ii) deliver the Initial Account Schedule and each applicable Additional Account Schedule.

The Account Schedule, as amended, supplemented or otherwise modified from time to time will be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

(f) In consideration for the sale of Receivables indicated on Schedule I hereto on the first Series Issuance Date and the Related Security and other personal property described in Section 2.01(a)(i), the Purchaser has paid to the Seller consideration in the form of cash and other valuable consideration having value reasonably equivalent to the value of the assets so conveyed on such date. The purchase prices for the Receivables, Related Security and other personal property described in Section 2.01(a)(i) or (ii), as applicable, sold pursuant to this Agreement on subsequent Series Issuance Dates and on any other date on which Receivables are sold to the Purchaser by the Seller, will be agreed to by the Purchaser and the Seller at the time of such sales, and will be paid in the form of cash or other valuable consideration having value reasonably equivalent to the value of the assets so conveyed on such date. In each case, the purchase price will not be materially less favorable than prices for transactions of a generally similar character at the time of the acquisition, taking into account the quality of such Receivables, the Seller’s cost of originating such Receivables and a reasonable return on such costs, and other pertinent factors; provided that such consideration will in any event not be less than reasonably equivalent value therefor.

Notwithstanding anything in this Agreement or in the other Basic Documents to the contrary, in originating the Receivables, the Seller acts solely in its individual capacity and not in the capacity of agent or nominee of the Purchaser or the Issuer. In connection with all sales of Receivables by the Seller to the Purchaser under this Agreement, the Seller is under no obligation and does not intend to inform the related Dealers of such sales by the Seller to the Purchaser or the transfer thereof by the Purchaser to the Issuer under the Transfer and Servicing Agreement.

If and to the extent that the Purchaser does not have sufficient funds available to pay to the Seller the purchase price for the Receivables in a transfer hereunder, the amount of the excess of such purchase price over the amount of such available funds shall be considered a contribution of capital from the Seller to the Purchaser.

Section 2.02 Representations and Warranties of Seller Relating to Itself and This Agreement.

(a) Representations and Warranties. The Seller hereby represents and warrants to the Purchaser as of each Series Issuance Date (unless another date is specified below) that:

(i) Organization and Good Standing. The Seller is a corporation duly formed and validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

(iii) Due Authorization. The Seller has duly authorized by all necessary action on its part the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement.

(iv) No Conflict. The Seller’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

(v) No Violation. The Seller’s execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

(vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Seller before or by any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the performance of its obligations under this Agreement, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction’s income, single business or franchise tax systems.

(vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Seller in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, have been obtained or effected.

(viii) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ix) Valid Sale. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in the related Receivables and the Related Security and the proceeds thereof or constitutes a granting to the Purchaser of an enforceable first priority perfected security interest (as defined in the UCC as in effect in the applicable jurisdiction) in the property now existing and hereafter created, and, upon the filing of the financing statements described in Section 2.01(c) and, in the case of the Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Purchaser will have a first priority perfected ownership interest or security interest in such property, except for Permitted Liens. Except as otherwise provided in the Basic Documents, neither the Seller nor any Person claiming through or under it has any claim to or interest in the Trust Property.

(b) Notice of Breach. The representations and warranties set forth in Section 2.02(a) will survive the sale and assignment of the Receivables and Related Security to the Purchaser. If any Responsible Officer of the Seller or the Purchaser has actual knowledge of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

Section 2.03 Representations and Warranties of Seller Relating to Receivables and Accounts.

(a) Representations and Warranties. The Seller hereby represents and warrants to the Purchaser that:

(i) Each Receivable and its Related Security existing (x) on the first Series Issuance Date in the case of the Receivables in an Initial Account, (y) on the related Addition Date in the case of Receivables existing in an Additional Account on such date and (z) on the related Transfer Date in the case of Receivables not included in clause (x) or (y), is being sold on such date free and clear of any Lien (other than Permitted Liens), and all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the sale of such Receivable and Related Security on such date have been duly obtained, effected or given and are in full force and effect.

(ii) (A) Each Initial Account is an Eligible Account as of the Cutoff Date and (B) each Additional Account is an Eligible Account as of the related Additional Cutoff Date.

(iii) As of the Cutoff Date (in the case of Receivables existing in an Initial Account on such date), the related Additional Cutoff Date (in the case of a Receivable existing in the related Additional Account on such date), or the related Transfer Date (in the case of any other Receivable), such Receivable is an Eligible Receivable or, if such Receivable is not an Eligible Receivable, such Receivable is being conveyed to the Transferor in accordance with Section 2.08 and no selection procedures reasonably believed to be adverse to the Noteholders have been used in selecting the Accounts.

(iv) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables, Related Security and other personal property described in Section 2.01(a) in favor of the Purchaser, which security interest is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from the Seller.

(v) The Receivables constitute “instruments”, “chattel paper”, “general intangibles”, “payment intangibles” or “accounts” within the meaning of the UCC.

(vi) The Seller owns and has good and marketable title to the Receivables, Related Security and other personal property described in Section 2.01(a), free and clear of any Lien (other than Permitted Liens).

(vii) The Seller has caused or will have caused, within ten days after the initial Series Issuance Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Receivables, Related Security and other personal property described in Section 2.01(a), to the extent perfection with respect to such property may be effected by filing under the UCC, granted to the Purchaser hereunder.

(viii) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables, Related Security or other personal property described in Section 2.01(a) other than any financing statement (i) relating to the security interest granted to the Purchaser hereunder, (ii) that has been terminated or as to which the secured party has released its security interest with respect to collateral covering the Receivables, Related Security or other personal property described in Section 2.01(a), or (iii) that was filed with respect to Permitted Liens.

(ix) As of the Cutoff Date, the Initial Account Schedule is an accurate and complete listing in all material respects of all the Initial Accounts and the information contained therein with respect to the identity of such Initial Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects. As of the applicable Additional Cutoff Date, the Additional Account Schedule is an accurate and complete listing in all material respects of all the related Additional Accounts and the information contained therein with respect to the identity of such Additional Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects.

(b) Notice of Breach. The representations and warranties set forth in Section 2.03(a) survive the sale and assignment of the Receivables and the Related Security to the Purchaser. If any Responsible Officer of the Seller or the Purchaser has actual knowledge of a breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other party.

(c) Repurchase upon Breach. If any of the representations and warranties set forth in Section 2.03(a) is not true and correct as of the date specified therein with respect to a Receivable and such breach has a material adverse effect on such Receivable and, in connection therewith, the Purchaser is obligated to accept reassignment of such Receivable pursuant to Section 2.04(c) of the Transfer and Servicing Agreement, then the Seller will repurchase such Receivable. In such event, the Seller will pay an amount not less than the Purchase Amount for the repurchase of such Receivable on the Determination Date on which the Purchaser is required to accept reassignment pursuant to the Transfer and Servicing Agreement. The Seller will repurchase such Receivable by making a payment to the Purchaser, in immediately available funds, in an amount equal to the Purchase Amount for such Receivable. Upon payment of such purchase price and reassignment of such Receivables to the Purchaser in accordance with the Transfer and Servicing Agreement, the Purchaser will automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in and to such Receivable, all Related Security and all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser will execute such documents and instruments of sale or assignment mutually agreed to by the Purchaser and the Seller. The Purchaser will also take such other actions as are reasonably requested by the Seller to effect the conveyance of such Receivable. The Seller’s obligation to repurchase a Receivable or all the Receivables with respect to an Account pursuant to this Section 2.03(c) constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.03(c) available to the Purchaser and to the Noteholders (or the Owner Trustee or the Indenture Trustee on behalf of the Noteholders).

Section 2.04 Covenants of Seller. The Seller hereby covenants that:

(i) No Liens. Except for the conveyances hereunder or as provided in the Basic Documents, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on, any Receivable or any Related Security or the other personal property described in Section 2.01(a), whether now existing or hereafter created, or any interest therein, and the Seller will defend the right, title and interests of the Purchaser, the Issuer and the Indenture Trustee in, to and under such Receivables and the Related Security and other personal property, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Seller.

(ii) Floorplan Financing Agreements and Guidelines. The Seller will comply with and perform its servicing obligations with respect to the Accounts and the Receivables in conformity with its then-current policies and procedures and in accordance with the applicable Floorplan Financing Agreements relating to the Accounts and the applicable Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Purchaser, the Issuer or the Noteholders. Subject to compliance with all Requirements of Law, the Seller, in its capacity as Servicer, may change the terms and provisions of any Floorplan Financing Agreement or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon) only if such change would be permitted pursuant to Section 3.01(d) of the Transfer and Servicing Agreement.

(iii) Account Allocations. If the Seller is unable for any reason to sell Receivables to the Purchaser, then the Seller will allocate, after the occurrence of such event, payments on each related Account in accordance with the terms of the Transfer and Servicing Agreement.

(iv) Delivery of Collections. If the Seller or any Affiliate thereof receives payments in respect of the Receivables, the Seller will pay or cause to be paid to the Servicer all such payments as soon as practicable after receipt thereof, but in no event later than two Business Days after such receipt.

(v) Notice of Liens. The Seller will notify the Purchaser, the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien on any Receivable, Related Security or other personal property sold by the Seller hereunder other than Permitted Liens.

(vi) Compliance with Law. The Seller will comply in all material respects with all Requirements of Law applicable to it.

(vii) Enforcement of Agreements. The Seller will enforce, on behalf of the Purchaser (and its successors and assigns) and at the direction of the Servicer, the Receivables and all rights sold to the Purchaser under the related Floorplan Financing Agreements, the related Sales and Service Agreement and intercreditor agreements with third-party creditors of Dealers with respect to the Accounts.

(viii) Amounts Related to Adjustments. The Seller shall pay to the Purchaser all amounts received by the Seller from non-GM Manufacturers in connection with any Dealer termination, on the date such amount is received by the Seller.

Section 2.05 Designation of Additional Accounts.

(a) The Seller may from time to time offer to voluntarily designate additional Eligible Accounts as Accounts, subject to the conditions specified in paragraph (b) below. If any such offer is accepted by the Purchaser, Receivables and the Related Security arising in connection with such Additional Accounts will be sold to the Purchaser under Section 2.01(a)(ii) effective on a date (the “Addition Date”) specified in a written notice provided by the Seller (or the Servicer on its behalf) to the Purchaser specifying the Additional Cutoff Date and the Addition Date for such Additional Accounts (the “Addition Notice”) on or before the second Business Day but not earlier than the 30th day before the related Addition Date (the “Notice Date”).

(b) On or before the related Addition Date the Seller shall:

(i) provide the Purchaser with a timely Addition Notice;

(ii) deliver to the Purchaser a duly executed written assignment (including an acceptance by the Purchaser) in substantially the form of Exhibit A hereto (the “RPA Assignment”), along with the applicable Additional Account Schedule in accordance with Section 2.01(e)(ii);

(iii) deliver (or caused to be delivered) to the Servicer all Collections with respect to such Additional Accounts for all Dates of Processing after the Additional Cutoff Date;

(iv) represent and warrant that:

(A) each such Additional Account is an Eligible Account as of the Additional Cutoff Date;

(B) no selection procedures reasonably believed by the Seller to be adverse to the interests of the Purchaser or the Noteholders were used in selecting such Additional Accounts;

(C) the Additional Account Schedule delivered pursuant to clause (ii) above, is true and correct in all material respects as of the Additional Cutoff Date;

(D) as of each of the Notice Date and the Addition Date, the Seller is not insolvent nor will it be made insolvent by the sale contemplated by the related Addition Notice and it is not aware of any events or circumstances that could reasonably be expected to lead to its insolvency; and

(E) the addition of the Receivables arising in connection with such Additional Accounts will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur; and

(v) deliver to the Purchaser an Officer’s Certificate confirming, to the best of such officer’s knowledge, the satisfaction of each of the conditions set forth in clauses (i) through (iv) above. The Purchaser may conclusively rely on such Officer’s Certificate and has no duty to make inquiries with regard to the matters set forth therein and will incur no liability in so relying.

(c) The Seller hereby represents and warrants on each Addition Date as to the matters set forth in clause (iv) of Section 2.05(b). These representations and warranties will survive the sale and assignment of the respective Receivables and the Related Security to the Purchaser. If any Responsible Officer of the Seller or the Purchaser has actual knowledge of a breach of any of the foregoing representations and warranties, the party discovering the breach will give prompt written notice to the other party and the Indenture Trustee. If any such breach has a material adverse effect on the related Receivable, the provisions of Section 2.03(c) will apply.

Section 2.06 Removal of Accounts Without Removal of Receivables.

(a) On each date on which Accounts are redesignated as Redesignated Accounts pursuant to Section 2.07 of the Transfer and Servicing Agreement, the Purchaser shall be deemed to have offered to the Seller automatically and without notice to or action by or on behalf of the Purchaser, the right to remove such Redesignated Accounts from the operation of this Agreement in the manner prescribed in Section 2.06(b). The Seller shall be deemed to have accepted such offer with respect to each Redesignated Account on the related Redesignation Date.

(b) To remove Accounts from the operation of this Agreement, the Seller (or the Servicer on its behalf) shall take the following actions and make the following determinations:

(i) not less than five Business Days prior to the Redesignation Date, furnish to the Purchaser, the Servicer (if the Servicer is not GMF), the Indenture Trustee and each Rating Agency a Redesignation Notice specifying the Accounts to be designated as Designated Accounts and the applicable Redesignation Date;

(ii) on or prior to the date that is five Business Days after the Redesignation Date, deliver to the Indenture Trustee a computer file or written list containing a true and complete list of the Redesignated Accounts and specifying for each such Redesignated Account, as of the Redesignation Date, its account number and the aggregate amount of Principal Receivables outstanding in such Redesignated Account;

(iii) from and after the Redesignation Date, cease to transfer to the Purchaser any and all Receivables arising in each such Redesignated Account;

(iv) from and after the Redesignation Date, allocate all principal collections received on any Receivables relating to each such Redesignated Account until the amount of the remaining Principal Receivables owned by the Issuer (measured as of the Redesignation Date) has been reduced to zero;

(v) on each Business Day from and after the Redesignation Date to and until the related Removal Date, allocate (A) to the Issuer, all Interest Collections in respect of each Redesignated Account on the basis of the ratio of the Principal Receivables owned by the Issuer in connection with such Redesignated Account on the date of determination to the total amount of Principal Receivables in connection with such Redesignated Account on such date of determination, (B) to the Purchaser, all Interest Collections in respect of each Redesignated Account on the basis of the ratio of the Principal Receivables owned by the Purchaser in connection with such Redesignated Account on the date of determination to the total amount of Principal Receivables in connection with such Redesignated Account on such date of determination and (C) to the Seller, the remainder of the Interest Collections in respect of each Redesignated Account;

(vi) the redesignation of any such Account as a Redesignated Account will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Adjusted Pool Balance to be less than the Required Participation Amount;

(vii) no selection procedures reasonably believed by the Seller to be materially adverse to the interests of the Noteholders were used in selecting the Redesignated Accounts;

(viii) the Redesignation Notice delivered pursuant to clause (i) above is true and correct in all material respects as of its date; and

(ix) on or before the related Removal Date, deliver to the Indenture Trustee an Officer’s Certificate confirming, to the best of such officer’s knowledge, the items set forth in clauses (vi) through (viii) above.

(c) Subject to Section 2.06(b), and upon the satisfaction of the conditions therein, on the Removal Date with respect to any such Redesignated Accounts, such Redesignated Accounts shall be deemed removed from the operation of this Agreement for all purposes. Within five (5) Business Days after the Removal Date and upon the written request of the Servicer or the Seller, the Purchaser shall deliver to the Seller a Reassignment in substantially the form of Exhibit B with respect to the Redesignated Accounts.

Section 2.07 Removal of Accounts With Removal of Receivables.

(a) On each date on which Accounts are redesignated as Redesignated Accounts and the related Removed Receivables are assigned to the Purchaser pursuant to Section 2.08 of the Transfer and Servicing Agreement, the Purchaser shall be deemed to have offered to the Seller automatically and without notice to, or action by or on behalf of, the Purchaser, the right to remove such Redesignated Accounts and Removed Receivables from the operation of this Agreement in the manner prescribed in Section 2.07(b). The Seller shall be deemed to have accepted such offer with respect to each Redesignated Account and Removed Receivable on the related Removed and Reassignment Date. The consideration for such removal of Receivables will be an amount equal to the principal amount of such Receivables, or such other amount as may be mutually agreed to by the Purchaser and the Seller.

(b) To redesignate Accounts and cause the Purchaser to reassign the Removed Receivables as provided in Section 2.07(a), the Seller shall take the following actions and make the following determinations:

(i) not less than five Business Days before the Removal and Reassignment Date furnish a Removal Notice to the Purchaser, the Servicer (if the Servicer is not GMF), and the Indenture Trustee specifying the Redesignated Accounts and the balance of the then existing Principal Receivables in such Redesignated Accounts which are to be reassigned from the Purchaser to the Seller and the Removal and Reassignment Date;

(ii) on or prior to the date that is five Business Days after the Removal and Reassignment Date, deliver to the Indenture Trustee a computer file or written list containing a true and complete list of the Redesignated Accounts and specifying for each such Redesignated Account, as of the Removal and Reassignment Date, its account number and the aggregate amount of Principal Receivables outstanding in such Redesignated Account;

(iii) from and after the Removal and Redesignation Date, cease to transfer to the Purchaser any and all Receivables arising in such Redesignated Account;

(iv) deliver an Officer’s Certificate confirming, to the best of such officer’s knowledge, that:

(a)	the list delivered pursuant to clause (ii) above, as of the Removal and Reassignment Date, is true and complete in all material respects;

(b)

such reassignment will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur or cause the Adjusted Pool Balance to be less than the Required Participation Amount after giving effect to such reassignment; and

(c)	no selection procedures reasonably believed by the Seller to be materially adverse to the interests of the Noteholders were used in selecting the Redesignated Accounts; and

(v) the Rating Agency Condition shall have been satisfied with respect to such removal of Receivables and redesignation of Accounts.

On each Business Day from and after the Removal and Reassignment Date with respect to a Redesignated Account.

Subject to Section 2.07(b) and upon satisfaction of the conditions therein, on the Removal and Reassignment Date with respect to any Redesignated Account, the Seller and the Servicer shall cease to allocate to the Purchaser any Collections therefrom and on each Business Day from and after such Removal and Reassignment Date, the Servicer shall distribute all Collections received with respect to the related Removed Receivables at the direction of the Seller. On the Removal and Reassignment Date, each such Redesignated Account shall be deemed removed from designation to the Seller for all purposes. Within five Business Days after the Removal and Reassignment Date, the Purchaser shall deliver to the Seller a Reassignment, together with appropriate UCC financing statements.

Section 2.08 Sale of Ineligible Receivables.

The Seller may, at its sole option, sell to the Purchaser on each Transfer Date all or any portion of the Ineligible Receivables originated in any Account; provided, however, that (i) on the applicable Transfer Date, such Account is an Eligible Account and (ii) the Seller indicates in its books and records that related Ineligible Receivables were sold to the Purchaser on the related Transfer Date.

Section 2.09 Treatment of Prepayments and Advances Made Pursuant to Cash Management Agreements. If prepayments are made by a Dealer to the Seller under a Floorplan Financing Agreement relating to an Account and such Dealer directs the Seller to credit such payment to the Cash Management Account, such payment shall be allocated to the holders of the Transferor Interest and distributed to such holders; provided, that the Seller shall deposit all or a portion of such amount to the Excess Funding Account to the extent necessary, if at all, so that, at the time of such receipt and after giving effect to other deposits to the Excess Funding Account under the Indenture and any Indenture Supplement, the Adjusted Pool Balance is not less than the Required Participation Amount.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.01 Acceptance of Appointment and Other Matters Relating to Servicer.

The Seller agrees to act as the Servicer under the Transfer and Servicing Agreement and to fulfill the duties specified as being duties of the Servicer in this Agreement, and the Purchaser consents to the Seller acting as the Servicer. The Seller will have ultimate responsibility for servicing, managing and making collections on the Receivables and will have the authority to make any management decisions relating to such Receivables to the extent such authority is granted to the Servicer under this Agreement and the Transfer and Servicing Agreement.

Section 3.02 Servicing Compensation.

The Servicer is entitled to receive the Servicing Fee on each Distribution Date, and payment thereof will constitute full compensation for its servicing activities hereunder as well as under the Transfer and Servicing Agreement. The Servicing Fee will be paid in accordance with the terms of the Transfer and Servicing Agreement, the Indenture and the Indenture Supplements.

ARTICLE IV

OTHER MATTERS RELATING TO SELLER

Section 4.01 Merger or Consolidation, or Assumption of Obligations of, Seller.

The Seller may not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

(i) the Person (if other than the Seller) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Seller substantially as an entirety, as the case may be, will be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by a supplemental agreement executed and delivered to the Purchaser, the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Purchaser and the Indenture Trustee, the performance of every covenant and obligation of the Seller hereunder;

(ii) the Person (if other than the Seller) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Seller substantially as an entirety, as the case may be, has delivered to the Purchaser, the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency) an Officer’s Certificate and an Opinion of Counsel each stating that (A) such consolidation, merger, conveyance, transfer or sale and such supplemental agreement provided in clause (i) above comply with this Section, (B) such supplemental agreement is a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect or general principles of equity, and (C) all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii) notice of such consolidation, merger, conveyance, transfer or sale has been given to each Rating Agency at least 10 days prior to such event.

Section 4.02 Seller Indemnification of Purchaser.

The Seller will indemnify and hold harmless the Purchaser, from and against any loss, liability, expense, claim, damage or injury suffered or sustained by the Purchaser by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller pursuant to this Agreement or arising out of or based on the arrangement created by this Agreement and the activities of the Seller taken pursuant hereto, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller is not required to indemnify the Purchaser for any loss, liability, expense, claim, damage or injury of the Purchaser resulting from acts, omissions or alleged acts or omissions that constitute fraud, gross negligence or willful misconduct by the Purchaser; and, provided, further, that the Seller is not required to indemnify the Purchaser for any loss, liability, expense, claim, damage or injury with respect to any United States federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Purchaser in connection herewith to any taxing authority. Any indemnification under this Section 4.02 will survive the termination of this Agreement.

ARTICLE V

TERMINATION

Section 5.01 Termination of Agreement.

This Agreement will terminate immediately after the legal existence of the Issuer terminates pursuant to the Trust Agreement. In addition, the Purchaser will immediately cease purchasing Receivables and the Seller will immediately cease selling Receivables and will not designate any Additional Accounts if the Seller shall become the subject of any proceeding provided for by any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or relating to all or substantially all of its property (an “Involuntary Case”) and such Involuntary Case shall have continued for a period of 20 Business Days from and including the day of receipt by the Seller at its principal, corporate office of notice of such Involuntary Case; provided that during such 20 Business Day period, the Purchaser shall suspend its purchase of Receivables and shall hold all Collections of Principal Receivables that would have been available to purchase Receivables in the Collection Account and (a) if by the first Business Day after such 20 Business Day period, neither the Seller nor the Purchaser has obtained an order from the court having jurisdiction of such case or filing which order approves the continuation of the sale of Receivables by the Seller to the Purchaser and which provides that the Seller and any of its transferees (including the Issuer, the Owner Trustee and the Indenture Trustee) may conclusively rely on such order for the validity and non-avoidance of such transfer (the “Order”), the Purchaser shall hold such Collections in the Collection Account until such time as they may be paid as elsewhere provided herein and shall not purchase Receivables thereafter, or (b) if by such first Business Day, the Seller or the Purchaser has obtained such Order, the Seller may continue selling Receivables, and the Purchaser may continue purchasing Receivables, pursuant to the terms hereof, as modified by the immediately succeeding sentence. During the period after the 20 Business Day period described above and before the end of the 60-day period described below, the purchase price of the Receivables transferred during such period, notwithstanding anything in this Agreement to the contrary, shall be paid to the Seller by the Purchaser in cash not later than the same Business Day of any sale of Receivables. During such period, Receivables will be considered transferred to the Purchaser only to the extent that the purchase price therefor has been paid in cash on the same Business Day. If an Order is obtained but subsequently is reversed or rescinded or expires, the Seller shall immediately cease selling Receivables to the Purchaser and the Purchaser shall immediately cease buying Receivables. The Seller shall give prompt written notice to each of the Purchaser, the Owner Trustee, the Indenture Trustee and each Rating Agency immediately upon becoming a party to an Involuntary Case. If by the first Business Day after the 60-day period after such involuntary filing, such Involuntary Case has not been dismissed, the Purchaser shall not thereafter purchase Receivables or designate Additional Accounts for transfer to the Issuer. Notwithstanding any cessation of the sale of Receivables to the Purchaser pursuant to this Section, Receivables sold to the Purchaser prior to the Seller becoming a party to an Insolvency Case and Collections in respect of such Receivables will continue to be property of the Purchaser available for transfer by the Purchaser to the Issuer pursuant to the Transfer and Servicing Agreement.

ARTICLE VI

INTERCREDITOR PROVISIONS

Section 6.01 Nonfloorplan Agreements Between Seller and Dealer.

(a) With respect to any Dealer that is the obligor under Receivables that have been or will be sold to the Purchaser hereunder, the Seller may be or become a lender to such Dealer under a Nonfloorplan Agreement pursuant to which the Seller (either directly, or as assignee of the originator of the Account) has been or may be granted a security interest in Common Collateral, which Common Collateral may include Common Vehicle Collateral.

(b) The Seller hereby agrees that (i) any security interest it now has or may hereafter acquire from time to time in, to or under any and all Common Vehicle Collateral (whether now existing or hereafter arising) shall, without further action by the Seller, the Purchaser or any other Person, at all times be subordinate and junior in priority to any security interest in the Common Vehicle Collateral created from time to time pursuant to the related Floorplan Financing Agreements (and the Seller hereby agrees to take such further actions as the Purchaser, the Issuer or the Indenture Trustee may reasonably request to more fully effectuate such subordination), (ii) it shall not foreclose or otherwise realize upon any Common Vehicle Collateral (except in its capacity as Servicer, acting for the benefit of the Issuer and the Noteholders) or exercise its rights under any Nonfloorplan Agreement (or otherwise) with respect to any Common Vehicle Collateral (including, without limitation, by way of setoff against any deposit or other amount at any time owing by the Seller to the related Dealer), in each case, in any manner that is materially adverse to the Purchaser, the Issuer or the Noteholders, until all scheduled or required payments in respect of the Receivables under the related Floorplan Financing Agreement(s) have been paid in full and (iii) in realizing upon such Common Vehicle Collateral, neither the Purchaser, the Issuer nor the Indenture Trustee has any obligation to notify the Seller or to protect or preserve the rights of the Seller in such Common Vehicle Collateral (and, without limiting the generality of the foregoing, the Purchaser, the Issuer and the Indenture Trustee may liquidate or otherwise deal with the Common Vehicle Collateral as it or they deem appropriate in accordance with the Indenture and the other Basic Documents). The Purchaser agrees that if another creditor of a Dealer has a security interest in any Common Non-Vehicle Collateral, such security interest may be senior to the interest therein of the Purchaser and the Seller has no obligation whatsoever to attempt to remove or challenge or satisfy such other security interest in any manner or to limit in any way the exercise of remedies by such other creditor with respect thereto, and is not responsible for replacing any such Common Non-Vehicle Collateral or for any shortfalls or loss, claims or damages relating to or resulting therefrom whatsoever.

(c) The Purchaser hereby agrees that (i) any security interest it now has or may hereinafter acquire from time to time in, to or under any and all Common Non-Vehicle Collateral (whether now existing or hereafter arising) shall, without further action by the Seller, the Purchaser or any other Person, at all times be subordinate and junior in priority to any security interest in the Common Non-Vehicle Collateral created from time to time pursuant to the related Nonfloorplan Agreements (and the Purchaser hereby agrees to take such further actions as the Seller may reasonably request to more fully effectuate such subordination), (ii) it shall not foreclose or otherwise realize upon any Common Non-Vehicle Collateral or exercise its rights under any Floorplan Financing Agreement (or otherwise) with respect to any Common Non-Vehicle Collateral, in each case, in any manner that is materially adverse to the Seller, until all scheduled or required payments in respect of the obligations created or secured by the Nonfloorplan Agreement(s) have been paid in full and (iii) in realizing on such Common Non-Vehicle Collateral, the Seller has no obligation to notify the Purchaser, the Issuer or the Indenture Trustee or to protect or preserve the rights of the Purchaser, the Issuer or the Indenture Trustee in such Common Non-Vehicle Collateral (and, without limiting the generality of the foregoing, the Seller may liquidate or otherwise deal with the Common Non-Vehicle Collateral as it deems appropriate). The Transfer and Servicing Agreement will provide that the Issuer is subject to the preceding sentence.

(d) If the Seller in any manner assigns or transfers any rights under, or any obligation evidenced or secured by, a Nonfloorplan Agreement, the Seller will make such assignment or transfer subject to the provisions of this Article VI and require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this Article VI and to agree that it will require the same acknowledgment from any subsequent assignee or transferee.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment.

(a) This Agreement may be amended from time to time by the Seller and the Purchaser without the consent of any Noteholder and with notice to each Rating Agency; provided, however, that such amendment does not adversely affect in any material respect the interests of any Noteholder. The absence of any material adverse effect may be evidenced by an Officer’s Certificate of the Seller or the Purchaser delivered to the Issuer and the Indenture Trustee, to the effect that, in the reasonable belief of the Seller or the Purchaser, as applicable, such amendment will not adversely affect in any material respect the interests of any Noteholder.

(b) This Agreement may also be amended from time to time by the Purchaser and the Seller with notice to each Rating Agency and the consent of the Majority Noteholders of all materially adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Purchaser or the Noteholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Noteholders or deposits of amounts to be so distributed without the consent of each affected Noteholder (provided that changes in Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause) or (ii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder. Any amendment to be effected pursuant to this paragraph will be deemed to materially adversely affect all outstanding Series, other than any Series with respect to which such action will not, as evidenced by an Officer’s Certificate of the Seller, addressed and delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder of such Series.

(c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Seller will furnish notification of the substance of such amendment to the Indenture Trustee.

(d) If the Noteholders are required to consent to any proposed amendments pursuant to this Section, such Noteholders need not consent to or approve the particular form of such amendment.

(e) The Seller will deliver to the Purchaser, upon the execution and delivery of each amendment to this Agreement, an Opinion of Counsel to the effect that any such amendment to this Agreement:

(i) has been entered into in accordance with the terms of this Agreement; and

(ii) has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms.

Section 7.02 Protection of Right, Title and Interest to Receivables.

(a) The Seller will cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Purchaser’s right, title and interest to the Receivables and Related Security to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder. The Seller will deliver to the Purchaser file-

stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Purchaser will cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section.

(b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of the UCC as in effect in the applicable jurisdiction, the Seller will give the Purchaser and the Indenture Trustee notice of any such change and file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser’s security interest in the Receivables and the proceeds thereof.

(c) The Seller will give the Purchaser and the Indenture Trustee prompt written notice of any (i) relocation of any office at which it keeps records concerning the Receivables or of its principal executive office and (ii) change in the Seller’s jurisdiction of organization and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Purchaser’s security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain its principal executive office and jurisdiction of organization within the United States of America.

Section 7.03 Limited Recourse.

Notwithstanding anything to the contrary contained herein, the obligations of the Purchaser hereunder will not be recourse to the Purchaser (or any person or organization acting on behalf of the Purchaser or any Affiliate, officer or director of the Purchaser), other than to (a) the amount by which the Adjusted Pool Balance on any date of determination exceeds the Required Participation Amount and (b) any other assets of the Purchaser not pledged to third parties or otherwise encumbered in a manner permitted by the Purchaser’s organizational documents; provided, however, that any payment by the Purchaser made in accordance with this Section will be made only after payment in full of any amounts that the Seller is obligated to deposit into the Collection Account and any Series Accounts pursuant to this Agreement; and, provided, further, that the Noteholders will be entitled to the benefits of the subordination of the Collections allocable to the Transferor Interest to the extent provided in the Indenture Supplements.

Section 7.04 No Petition.

The Seller (other than in its capacity as member of the Purchaser) hereby covenants and agrees that it will not at any time institute, or join with any other Person in instituting, against the Purchaser or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings or any proceedings seeking the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or the Issuer or any substantial part of their respective property, or an order regarding the winding up or liquidation of the affairs of the Purchaser or the Issuer, under any United States federal or state bankruptcy or similar law.

Section 7.05 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 7.06 Notices.

All notices, demands, instructions, consents and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given if personally delivered or sent by first class or express mail (postage prepaid), national courier service or by facsimile transmission or other electronic communication device capable of transmitting or creating a written record and followed by first class mail. Unless otherwise specified in a notice sent in accordance with the provisions of this Section, notices, demands, instructions, consents and other communications in writing will be given to the respective parties at their respective addresses indicated in the Transfer and Servicing Agreement. All notices are deemed to be duly given upon receipt.

Section 7.07 Severability of Provisions.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.08 Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 4.01, this Agreement may not be assigned by the Seller without the prior consent of the Purchaser and the Indenture Trustee. The Purchaser may (and will) assign its rights, remedies, powers and privileges under this Agreement to the Issuer pursuant to the Transfer and Servicing Agreement and the Issuer may (and will) pledge its assigned rights, remedies, powers and privileges under this Agreement to the Indenture Trustee pursuant to the Indenture. The Seller hereby expressly acknowledges and consents to the assignment to the Issuer of the Transferor’s rights relating to the Receivables sold hereunder.

Section 7.09 Further Assurances.

The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Purchaser more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

Section 7.10 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.11 Counterparts.

This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which together will constitute one and the same instrument. Delivery of executed signature pages to this Agreement by facsimile or other electronic transmission shall constitute and be effective as delivery of a manually executed signature page hereto.

Section 7.12 Third-Party Beneficiaries.

This Agreement will be binding upon and inure to the benefit of the parties hereto, the Indenture Trustee, the Issuer and the holders of the Transferor Interest and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 7.13 Merger and Integration.

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 7.14 Headings.

The headings herein are for purposes of reference only and are not intended to otherwise affect the meaning or interpretation of any provision hereof.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Receivables Purchase Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Seller

By:	/s/ Sheli Fitzgerald
	Name:	Sheli Fitzgerald
	Title:	Vice President, Corporate Finance

GMF WHOLESALE RECEIVABLES LLC, as Purchaser

By:	/s/ Robert T. Pigott III
	Name:	Robert T. Pigott III
	Title:	Assistant Vice President, Corporate Finance

S-1	[Receivables Purchase Agreement]

Exhibit A

FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

(As required by Section 2.05

of the Receivables Purchase Agreement)

This ASSIGNMENT NO. __ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of [_______ __, 20_], is by and between AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Seller, and GMF WHOLESALE RECEIVABLES LLC, as Purchaser, pursuant to the Receivables Purchase Agreement referred to below.

RECITALS

A. The Seller and the Purchaser are parties to a Receivables Purchase Agreement, dated as of March 27, 2013 (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

B. Pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts as Accounts and to sell the Receivables and Related Security arising in connection with such Additional Accounts, whether now existing or hereafter created, to the Purchaser, to be further transferred to the Issuer and pledged to the Indenture Trustee.

C. The Purchaser is willing to accept such designation and sale subject to the terms and conditions hereof.

The Seller and the Purchaser hereby agree as follows:

STATEMENT OF AGREEMENT

1. Defined Terms. All capitalized terms used herein have the meanings ascribed to them in the Annex of Definitions or the Receivables Purchase Agreement unless otherwise defined herein:

“Addition Date” means, with respect to the Additional Accounts designated hereby, ________, 20__.

“Additional Cutoff Date” means, with respect to the Additional Accounts designated hereby, __________, 20__.

2. Designation of Additional Accounts. The Seller hereby delivers herewith an Additional Account Schedule specifying for each such Additional Account, as of the Additional Cutoff Date, its account number and the aggregate amount of Principal Receivables of such Account.

3. Sale of Receivables. The Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Receivables Purchase Agreement), to the Purchaser, on the Addition Date (a) all of its right, title and interest in, to and the Receivable existing in or arising in connection with such Additional Accounts (from and including the related Additional Cutoff Date to and including the related Addition Date) and all Related Security with respect to such Receivables, including the Seller’s interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral with respect to such Receivable, owned by the Seller at the close of business on the Additional Cutoff Date and thereafter created from time to time, (b) all of its rights under the related Sales and Service Agreement, (c) all of its rights under intercreditor agreements with third-party creditors of Dealers with respect to each such Additional Account, (d) all of its rights under the related Floorplan Financing Agreement, (e) all proceeds of the foregoing owned by the Seller at the close of business on such Additional Cutoff Date and (f) all monies due or to become due and all amounts received with respect thereto and all proceeds thereof (including “proceeds,” as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Purchaser, of any obligation of the Servicer, the Seller, GM or any other Person in connection with the Accounts, the related Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers or GM.

In connection with such sale, to the extent necessary giving effect to UCC financing statements already filed, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of “instruments”, “chattel paper”, “general intangibles”, “payment intangibles” or “accounts” (as defined in the UCC as in effect in the applicable jurisdiction) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Related Security to the Purchaser, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Purchaser within 10 days after the Addition Date. The Purchaser is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties hereto intend that the sales of Receivables effected by this Assignment be sales.

In connection with such sale, the Seller further agrees, at its own expense, on or before the Addition Date, to indicate in its books and records (and with respect to (C) below, in its computer records) that the Receivables and the Related Security: (A) have been sold or assigned, as the case may be, to the Purchaser pursuant to this Assignment, then (B) transferred by the Purchaser to the Issuer pursuant to the Transfer and Servicing Agreement and then (C) pledged by the Issuer to the Indenture Trustee pursuant to the Indenture and the Indenture Supplements for the benefit of the Noteholders.

4. Acceptance by Purchaser. Subject to the satisfaction of the conditions set forth in Section 2.05(b) of the Receivables Purchase Agreement, the Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, sold to the Purchaser pursuant to Section 3 of this Assignment. The Purchaser further acknowledges that, before or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Purchaser the Additional Account Schedule described in Section 2 of this Assignment.

5. Representations and Warranties of Seller. The Seller hereby represents and warrants to the Purchaser, on behalf of the Issuer, as of the date of this Assignment and as of the Addition Date that:

(i) Organization and Good Standing. The Seller is a corporation duly formed and validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Assignment.

(ii) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

(iii) Due Authorization. The Seller has duly authorized by all necessary action on its part the execution and delivery of this Assignment and the consummation of the transactions provided for or contemplated by this Assignment.

(iv) No Conflict. The Seller’s execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

(v) No Violation. The Seller’s execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

(vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Seller before or by any Governmental Authority (A) asserting the invalidity of this Assignment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the performance of its obligations under this Assignment, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction’s income, single business or franchise tax systems.

(vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Seller in connection with its execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, have been obtained or effected.

(viii) Enforceability. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ix) Account Schedule. The Additional Account Schedule delivered pursuant to Section 2 of this Assignment is an accurate and complete listing in all material respects of all the related Additional Accounts and the information contained therein with respect to the identity of such Additional Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects.

(x) Valid Sale. This Assignment constitutes a valid sale, transfer and assignment to the Purchaser of all right, title and interest of the Seller in the Receivables and the Related Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Purchaser will have a first priority perfected ownership interest in the Receivables and a perfected security interest in the Related Security and such proceeds.

6. Ratification of Agreement. As supplemented by this Assignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Assignment is to be read, taken and construed as one and the same instrument.

7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which will be an original but all of which together will constitute one and the same instrument.

8. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Assignment to be duly executed by their respective duly authorized officers as of the day and year first above written.

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL, as Seller

By:
Name:
Title:

GMF WHOLESALE RECEIVABLES LLC, as Purchaser

By:
Name:
Title:

EXHIBIT B

FORM OF REASSIGNMENT OF RECEIVABLES IN REDESIGNATED ACCOUNTS

(Pursuant to Section [2.06][2.07]

REASSIGNMENT NO. ____ OF RECEIVABLES IN REDESIGNATED ACCOUNTS, dated as of______________, by and between GMF WHOLESALE RECEIVABLES LLC (“GMWR”), as Purchaser, and AMERICREDIT FINANCIAL SERVICES, INC., d/b/a GM FINANCIAL (“GMF”), as seller, pursuant to the Receivables Purchase Agreement referred to below.

W I T N E S S E T H:

A. WHEREAS, GMF and GMWR are parties to the Receivables Purchase Agreement dated as of March 27, 2013 (as amended or supplemented, the “Receivables Purchase Agreement”); and

B. WHEREAS, pursuant to the Receivables Purchase Agreement, GMF and GMWR have agreed to remove certain Accounts (as defined in the Receivables Purchase Agreement) and to reconvey the Receivables in such Redesignated Account and the Related Security, whether now existing or hereafter created, and all amounts currently held by GMWR or thereafter received by GMWR from the operation of the Receivables Purchase Agreement; and

NOW, THEREFORE, GMF and GMWR hereby agree as follows:

1. Defined Terms. All terms defined in the Receivables Purchase Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

[”Removal Date” shall mean, with respect to the Redesignated Accounts designated hereby, ______________, ____].]

[”Removal and Reassignment Date” means, with respect to the Redesignated Accounts designated hereby, ___, _____.]

2. Notice of [Redesignation][Removal]. Prior to or simultaneously with the execution and delivery of this Reassignment, GMF has delivered to GMWR, the Servicer (if GMF is not the Servicer), the Indenture Trustee and the Rating Agencies the [Redesignation][Removal] Notice as provided in Section [2.06(b)(i)][2.07(b)(i)] of the Receivables Purchase Agreement and GMWR hereby acknowledges receipt thereof.

3. Conveyance of Receivables.

(a) After giving effect to Section [2.06][2.07] of the Receivables Purchase Agreement, GMWR does not own any Receivables in the Redesignated Accounts identified in the Removal Notice. However, in order to conclusively evidence such fact, GMWR does hereby

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sell, transfer, assign, set-over and otherwise convey to GMF, without recourse, representation or warranty, on and after the Removal [and Reassignment] Date, all right, title and interest of GMWR (to the extent, if at all, GMWR has any such right, title and interest after giving effect to Section [2.06][2.07] of the Receivables Purchase Agreement) in, to and under all Receivables now existing at the close of business on the Removal [and Reassignment] Date and thereafter created from time to time in the Redesignated Accounts identified on the [Redesignation][Removal] Notice, all Related Security thereof, all monies due or to become due and all amounts received with respect thereto (including all Interest Receivables), all proceeds thereof (including “proceeds” as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto.

(b) If requested by GMF, in connection with such transfer, GMWR agrees to execute and deliver to GMF on or prior to the date of this Reassignment, a termination statement or release with respect to the Receivables existing at the close of business on the Removal [and Reassignment] Date and thereafter created from time to time and Related Security thereof in the Redesignated Accounts identified on the [Redesignation][Removal] Notice (which may be a single termination statement with respect to all such Receivables and Related Security) evidencing the release by GMWR of all of its right, title and interest in such Receivables in the Redesignated Accounts identified on the [Redesignation][Removal] Notice and the Related Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

4. Ratification of Agreement. As supplemented by this Reassignment, the Receivables Purchase Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

5. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

6. GOVERNING LAW. THIS REASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION’S CONFLICT OF LAW PROVISIONS, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[signature page to follow]

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IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officer on the day and year first above written.

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM FINANCIAL

By:
Name:
Title:

GMF WHOLESALE RECEIVABLES LLC

By:
Name:
Title:

Schedule I

ACCOUNT SCHEDULE

[ON FILE WITH INDENTURE TRUSTEE]

Schedule 1-I